As filed with the Securities and Exchange Commission on April 10, 2000
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              KANEB SERVICES, INC.
           (Exact name of Registrant as specified in its charter)

           ------------------------------------------------------
            Delaware                                  75-1191271
           -------------------------------------------------------

         (State or other jurisdiction of         (I. R. S. Employer
          incorporation or organization)        Indentification No.)
         -----------------------------------------------------------

          2435 N. Central Expressway                       75080
          Richardson, Texas
         -----------------------------------------------------------
         (Address of Principal Executive Offices)        (Zip Code)
         -----------------------------------------------------------

                          1992 Stock Option Agreements
                            (Full title of the plan)

                               Howard C. Wadsworth
                              Kaneb Services, Inc.
                           2435 N. Central Expressway
                             Richardson, Texas 75080
                     (Name and address of agent for service)

                                 (972) 699-4000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Fulbright & Jaworski L.L.P.
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                 (713) 651-5151
                            Attention: John A. Watson



                         CALCULATION OF REGISTRATION FEE

------------------------ -------------------- ------------------------ ------------------------ --------------------
                                                 Proposed maximum         Proposed maximum
  Title of securities          Amount           offering price per       aggregate offering          Amount of
   to be registered       to be registered           share(1)                 price(1)           registration fee
------------------------ -------------------- ------------------------ ------------------------ --------------------
Common Stock,  without
par value                  450,000 shares              $6.25                 $2,812,500                $743
------------------------ -------------------- ------------------------ ------------------------ --------------------

(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low sales prices of a share of Common Stock as reported by The New York Stock Exchange on April 7, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Kaneb Services, Inc. (the "Company") incorporate by reference in this Registration Statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     (b) The description of the Company's common stock, no par value (the "Common Stock"), which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's bylaws provide for the indemnification of directors, officers, employees or agents of the Company to fullest extent permitted under Delaware law.

     Article Twelfth of the Company's Certificate of Incorporation provides, in part, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for illegal dividends and stock repurchases or (iv) for any transaction for which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

       5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

     *10.1 Stock Option Agreement dated June 23, 1992, between the Registrant and John R. Barnes, relating to 175,000 shares.

     *10.2  Form of Letter dated April 22, 1996, amending exhibit 10.1.

     *10.3 Stock Option Agreement dated June 23, 1992, between the Registrant and John R. Barnes, relating to 275,000 shares.

     *10.4  Form of Letter dated April 22, 1996, amending exhibit 10.3.

      23.1  Consent of KPMG LLP.

      23.2  Consent of PricewaterhouseCoopers LLP.

      23.3 Consent of Counsel (the consent of Fulbright & Jaworski L.L.P. to the use of their opinion filed as Exhibit 5.1 to the Registration Statement and the reference to their firm in this Registration Statement is contained in such opinion).

          *A management contract or compensation plan.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     The undersigned registrant hereby undertakes (i) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the foregoing filing and had duly caused the foregoing filing to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 10th of April, 2000.

                                          KANEB SERVICES, INC.


                                          By:...................................
                                          Name:     Howard C. Wadsworth
                                          Title:    Vice President, Secretary
                                                       and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, the foregoing filing has been signed by the following persons in the capacities and on the dates indicated.


     Name                     Title                                   Date
-------------------  ------------------------------------------   --------------
 JOHN R. BARNES      Chairman of the Board, President and Chief
 John R. Barnes      Executive Officer                            April 10, 2000

MICHAEL R. BAKKE
Michael R. Bakke     Controller (Principal Accounting Officer)    April 10, 2000

   SANGWOO AHN
   Sangwoo Ahn       Director                                     April 10, 2000

 CHARLES R. COX
 Charles R. Cox      Director                                     April 10, 2000

 FRANK M. BURKE
 Frank M. Burke      Director                                     April 10, 2000

  HANS KESSLER
  Hans Kessler       Director                                     April 10, 2000

JAMES R. WHATLEY
James R. Whatley     Director                                     April 10, 2000

                                Index to Exhibits

Exhibit No.                 Description

   5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

 *10.1 Stock Option Agreement dated June 23, 1992, between the Registrant and John R. Barnes, relating to 175,000 shares.

 *10.2      Form of Letter dated April 22, 1996, amending exhibit 10.1.

 *10.3 Stock Option Agreement dated June 23, 1992, between the Registrant and John R. Barnes, relating to 275,000 shares.

 *10.4      Form of Letter dated April 22, 1996, amending exhibit 10.3.

  23.1      Consent of KPMG LLP.

  23.2      Consent of PricewaterhouseCoopers LLP.

  23.3 Consent of Counsel (the consent of Fulbright & Jaworski L.L.P. to the use of their opinion filed as Exhibit 5.1 to the Registration Statement and the reference to their firm in this Registration Statement is contained in such opinion).



          *A management contract or compensation plan.